Exhibit 1.1

EXECUTION VERSION

CENTRAL GARDEN & PET COMPANY

$300,000,000

5.125% Senior Notes due 2028

Underwriting Agreement

December 7, 2017

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

As Representative of the several

Underwriters listed in Schedule 1 hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

                             Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Central Garden & Pet Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of its 5.125% Senior Notes due 2028 (the “Securities”) to be guaranteed (collectively, the “Guarantees”) by the subsidiary guarantors listed on Schedule 2 hereto (collectively, the “Guarantors”). The Securities will be issued pursuant to an Indenture dated as of March 8, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Seventh Supplemental Indenture to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee.

Each of the Company and the Guarantors hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement (as defined pursuant to Rule 405 under the Securities Act) on Form S-3 (File No. 333-221935), including a prospectus, relating to the Securities, which became effective upon filing on December 7, 2017. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information and any prospectus made available prior to the Time of Sale (as defined below), and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein after such date. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated December 7, 2017, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.875% of the principal amount thereof plus accrued interest, if any, from December 14, 2017 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) Each of the Company and the Guarantors understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. Each of the Company and the Guarantors acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, at 10:00 A.M., New York City time, on December 14, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

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(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representative on the business day prior to the Closing Date.

(e) Each of the Company and the Guarantors acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Underwriter of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter and shall not be on behalf of the Company or the Guarantors or any other person.

3. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor any Guarantor makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantors in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor any of the Guarantor makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantors in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

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(c) Issuer Free Writing Prospectus. Neither the Company nor any of the Guarantors (nor any of their respective agents and representatives, other than the Underwriters in their capacity as such) has used, authorized, approved or referred to or will use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) or (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto (together with the Preliminary Prospectus constituting the Time of Sale Information) and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor any Guarantor makes any representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantors in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantors or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the

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Company nor any Guarantor makes any representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantors in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents, at its time of filing with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in each of the Registration Statement, the Time of Sale Information or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any

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class of capital stock, (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iv) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company, each Guarantor and each other subsidiary of the Company have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole, or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Securities and the Guarantees (a “Material Adverse Effect”). The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company.

(i) Capitalization. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for any such lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party granted pursuant to the Credit Facility (as defined in the Time of Sale Information and the Prospectus).

(j) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including the Guarantees) (collectively, the “Transaction Documents”) to which it is a party and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which the Company and each of the Guarantors is a party and the due and proper authorization and consummation of the transactions contemplated thereby has been duly and validly taken.

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(k) The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Supplemental Indenture has been duly authorized by the Company and each of the Guarantors, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Supplemental Indenture will constitute a valid and legally binding obligation of the Company and each Guarantor, and will be enforceable against the Company and each Guarantor in accordance with its terms, except as enforceability may be limited the Enforceability Exceptions. The Indenture is duly qualified under the Trust Indenture Act.

(l) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(n) The Guarantees. The Guarantees have been duly authorized by each of the Guarantors and are in the form contemplated by, and entitled to the benefits of, the Indenture and, when duly executed, authenticated, issued and delivered in the manner provided in the Indenture and delivered against payment of the purchase price for the Securities as provided in this Agreement, will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties, rights or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

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(q) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Company and each of the Guarantors, as applicable, with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of the Company or any of its subsidiaries pursuant to, any indenture, note, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties, rights or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or any other agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, rights or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities by the Company and compliance by the Company with the terms thereof, the issuance of the Guarantees by the Guarantors and compliance by the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party, except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(s) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property, right or asset of the Company or any of its subsidiaries is the subject wherein any such case (i) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, and (ii) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the best knowledge of the Company and each of the Guarantors, threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus.

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(t) Independent Accountants. Deloitte & Touche LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(v) Title to Intellectual Property. Except as otherwise disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other proprietary rights reasonably necessary for the conduct of their respective businesses as now conducted; the conduct of their respective businesses will not infringe or conflict with any intellectual property rights of others, except for any such infringement that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any asserted intellectual property rights of others which infringement or conflict, if the subject of an unfavorable decision, would have a Material Adverse Effect, and, to the knowledge of the Company and the Guarantors, the intellectual property owned by the Company and its subsidiaries is not being infringed or conflicted by any third party.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(x) Investment Company Act. Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof other than those filings or taxes being contested in good faith and for which appropriate reserves have been established. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(f) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company and any of its subsidiaries has not been finally determined.

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(z) Licenses and Permits. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and the Guarantors, is threatened.

(bb) Compliance With Environmental Laws. (i) Except as otherwise disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) there is no claim, action or cause of action filed with a court or government authority and no investigation with respect to which the Company has received notice, and no notice by any person or entity alleging any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses, certificates, authorizations or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect, and (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

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(cc) Environmental Reviews. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(dd) Pension Plans. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption with respect to which the conditions for exemptive relief thereunder are satisfied; (iii) no Plan has failed, or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan whether or not waived; (iv) the fair market value of the assets of each Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) each Plan for which the Company or its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified in form and nothing has occurred, whether by action or by failure to act, which is reasonably likely to cause the loss of such qualification.

(ee) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

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(ff) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the internal controls of the Company.

(gg) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not, individually or in the aggregate, have a Material Adverse Effect from similar insurers as may be necessary to continue its business.

(hh) No Unlawful Payments. Within the past five years, none of the Company or any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

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(ii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(jj) No Conflicts with Sanctions Laws. None of the Company or any of its subsidiaries nor, to the knowledge of the Company or any of the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the region of Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the legal target of Sanctions or with any Sanctioned Country.

(kk) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and

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commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would reasonably result in a judgment that the Company is or would become unable to satisfy.

(ll) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus.

(mm) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(oo) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

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(rr) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company and the Guarantors, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss) Status under the Securities Act. The Company is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in the Securities Act as necessary in order to offer the Securities pursuant to the Registration Statement.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case (including all exhibits and consents filed therewith and documents incorporated by reference therein); and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case (including all exhibits and consents filed therewith) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, after the time that the Registration Statement became effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

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(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement became effective (to the extent it has not already become effective); (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company or the Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Company and the Guarantors will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

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(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 45 days after the date hereof, neither the Company nor any Guarantor will, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any Guarantor and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(j) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(k) No Stabilization. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

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5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) in connection with any offer relating to the Securities other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet substantially in the form of Annex C hereto without the consent of either the Company or the Guarantors.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of each of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each of the Company and the Guarantors and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

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(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s and the Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Orrick, Herrington & Sutcliffe LLP, counsel to the Company and counsel to Pennington Seed, Inc., T.F.H. Publications, Inc. and Wellmark International, shall have furnished to the Representative, at the request of the Company, its written opinion and a 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.

(h) Opinions of Local Counsel. Each of (i) Godfrey & Kahn S.C., counsel for Kaytee Products Incorporated in the State of Wisconsin, (ii) Fennemore, Craig, P.C., counsel for Farnam Companies, Inc. in the State of Arizona, and (iii) Taylor English Duma LLP, counsel for Gro Tec, Inc. shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.

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(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m) Supplemental Indenture and Securities. The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. Each of the Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a

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material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages, liabilities or expenses (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees or expenses are reasonably incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the third and fourth sentences of the first paragraph set forth under the heading “Underwriting—New Issue of Notes” and the first paragraph set forth under the heading “Underwriting—Short Positions” in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified. Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii)

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the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated and any such separate firm for the Company, the Guarantors, their directors, their officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified. Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification was or could have been sought hereunder by such Indemnified Person, unless such settlement or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative

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benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, each of the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on The New York Stock Exchange, the Nasdaq Stock Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States,

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that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11(a) hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, or any non-defaulting Underwriter for damages caused by its default.

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11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate, if requested by the Representative, and the preparation, printing and distribution of a Blue Sky Memorandum, if any (including the related fees and expenses of counsel for the Underwriters, not to exceed $7,550); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, if any, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incident to the “road show” presentation to potential investors; provided that any expenses or costs associated with any chartered plane authorized by the Company and used in connection with any “road show” presentation to potential investors will be paid 50% by the Company and 50% by the Underwriters. Except as provided in Section 7 and this Section 11, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

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14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies the Underwriters’ respective clients, including the Company, which information may include the name and address of the Underwriters’ respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, and any such action taken by Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020, (fax: (212) 901-7897); Attention: High Yield Legal Department. Notices to the Company and the Guarantors shall be given to it at Central Garden & Pet Company, 1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597, (fax: 925-947-0914); Attention: Chief Executive Officer.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and each of the Guarantors hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment.

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(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CENTRAL GARDEN & PET COMPANY

By:	/s/ Nicholas Lahanas
Name: Nicholas Lahanas
Title: Chief Financial Officer

ALL-GLASS AQUARIUM CO., INC.
AQUATICA TROPICALS, INC.
B2E BIOTECH, LLC
B2E CORPORATION
B2E MICROBIALS, LLC
B2E MANUFACTURING, LLC
BLUE SPRINGS HATCHERY, INC.
FARNAM COMPANIES, INC.
FLORIDA TROPICAL DISTRIBUTORS INTERNATIONAL, INC.
FOUR PAWS PRODUCTS, LTD.
FOURSTAR MICROBIAL PRODUCTS LLC
GRO TEC, INC.
GULFSTREAM HOME & GARDEN, INC.
HYDRO-ORGANICS WHOLESALE
IMS SOUTHERN, LLC
IMS TRADING, LLC
KAYTEE PRODUCTS INCORPORATED
K&H MANUFACTURING, LLC
MATSON, LLC
MIDWEST TROPICALS LLC
NEW ENGLAND POTTERY, LLC
NEXGEN TURF RESEARCH, LLC
PENNINGTON SEED, INC.
PETS INTERNATIONAL, LTD.
QUALITY PETS, LLC
SEGREST, INC.
SEGREST FARMS, INC.
SUN PET, LTD.
T.F.H. PUBLICATIONS, INC.
WELLMARK INTERNATIONAL

By:	/s/ George A. Yuhas
	Name:	George A. Yuhas
	Title:	Authorized Officer

[Signature Page to Central Garden & Pet Company’s Underwriting Agreement]

Confirmed and accepted as of the

date set forth on the first page hereof

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Sanjay Rijhwani
	Name:	Sanjay Rijhwani
	Title:	Managing Director

[Signature Page to Central Garden & Pet Company’s Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$120,000,000
SunTrust Robinson Humphrey, Inc.	60,000,000
BMO Capital Markets Corp.	60,000,000
Wells Fargo Securities, LLC	30,000,000
Credit Suisse Securities (USA) LLC	30,000,000

Total	$300,000,000

S-1-1

Schedule 2

Guarantors

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
All-Glass Aquarium Co., Inc.	Wisconsin
Aquatica Tropicals, Inc.	Delaware
B2E Biotech, LLC	Delaware
B2E Corporation	New York
B2E Microbials, LLC	Delaware
B2E Manufacturing, LLC	Delaware
Blue Springs Hatchery, Inc.	Delaware
Farnam Companies, Inc.	Arizona
Florida Tropical Distributors International, Inc.	Delaware
Four Paws Products, Ltd.	New York
FourStar Microbial Products LLC	Delaware
Gro Tec, Inc.	Georgia
Gulfstream Home & Garden, Inc.	Florida
Hydro-Organics Wholesale	California
IMS Southern, LLC	Utah
IMS Trading, LLC	Utah
K&H Manufacturing, LLC	Delaware
Kaytee Products Incorporated	Wisconsin
Matson, LLC	Washington
Midwest Tropicals LLC	Utah
New England Pottery, LLC	Delaware
NEXGEN Turf Research, LLC	Oregon
Pennington Seed, Inc.	Delaware
Pets International, Ltd.	Illinois
Quality Pets, LLC	Utah
Segrest, Inc.	Delaware
Segrest Farms, Inc.	Delaware
Sun Pet, Ltd.	Delaware
T.F.H. Publications, Inc.	Delaware
Wellmark International	California

S-2-1

Schedule 3

Significant Subsidiaries

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Farnam Companies, Inc.	Arizona
Gro Tec, Inc.	Georgia
Kaytee Products Incorporated	Wisconsin
Pennington Seed, Inc.	Delaware
T.F.H. Publications, Inc.	Delaware
Wellmark International	California

S-3-1

Annex A-1

Form of Opinion of Counsel for the Company and Guarantors

organized in the States of California, Delaware, New York, Oregon and Washington

December 14, 2017

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated,

As Representative of the several Underwriters

listed in Schedule 1 to the Underwriting Agreement

One Bryant Park

New York, New York 10036

Re:	Public Offering of $300,000,000 Aggregate Principal Amount of
5.125% Senior Notes due 2028 of Central Garden & Pet Company

Ladies and Gentlemen:

Description of Representation

This opinion is furnished to you pursuant to Section 6(g) of the Underwriting Agreement, dated December 7, 2017 (the “Underwriting Agreement”), by and among Central Garden & Pet Company (the “Company”), the subsidiary guarantors of the Company listed on Schedule A (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed on Schedule 1 thereto (the “Underwriters”).

We have acted as special counsel for the Company in connection with the sale to the Underwriters of $300,000,000 aggregate principal amount of 5.125% Senior Notes due 2028 of the Company (the “Securities”) in accordance with the terms of the Underwriting Agreement. Capitalized terms used in this opinion, unless specifically defined in this opinion, have the meanings given them in the Underwriting Agreement.

Materials Examined

In this regard, we have examined executed originals or copies of the following, copies of which have been delivered to you:

(a) The certificate of incorporation, as amended, of the Company, certified by the Secretary of State of the State of Delaware.

(b) The bylaws, as amended and restated, of the Company, certified by the Secretary of the Company.

A-1-1

(c) The resolutions of the Board of Directors of the Company adopted on October 4, 2017, and the unanimous written consent of the Pricing and Terms Committee of the Board of Directors of the Company dated December 7, 2017, relating to the sale of the Securities to the Underwriters pursuant to the Underwriting Agreement and related matters.

(d) The articles of incorporation, certificate of incorporation or equivalent organizational documents of each Guarantor listed on Schedule B (each a “Covered Guarantor”), certified by the Secretary of State of the respective state of organization of each Covered Guarantor.

(e) The bylaws or limited liability company agreement of each Covered Guarantor, certified by the Secretary or Assistant Secretary of the respective Covered Guarantor.

(f) The resolutions of the Board of Directors or Sole Member or Manager of each Covered Guarantor adopted by unanimous written consent relating to the execution and delivery of the Seventh Supplemental Indenture (defined below) and the issuance of the Guarantees (defined below) by each Covered Guarantor.

(g) The certificates of various Secretaries of State certifying certain matters pertaining to the corporate or similar organizational status of the Company and each Covered Guarantor. The documents listed above as documents (a) through (g) are collectively referred to herein as the “Constituent Documents.”

(h) The registration statement on Form S-3/ASR filed by the Company on December 7, 2017, File No. 333-221935 (the “Registration Statement”).

(i) The Prospectus, dated December 7, 2017 (the “Base Prospectus”), and the preliminary Prospectus Supplement, dated December 7, 2017, relating to the sale of the Securities (together with the Base Prospectus, the “Preliminary Prospectus”).

(j) The Pricing Term Sheet filed under Rule 433 of the Securities Act on December 7, 2017 (the “Issuer Free Writing Prospectus” and, together with the Preliminary Prospectus, the “Time of Sale Information”).

(k) The Prospectus Supplement, dated December 7, 2017, relating to the sale of the Securities (together with the Base Prospectus, the “Prospectus”).

(l) The Indenture, dated as of March 8, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of December 14, 2017 (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee.

(m) The specimen of the Securities.

(n) The Guarantees of the Securities, dated December 14, 2017 (the “Guarantees”)

(o) The Underwriting Agreement. The documents listed as documents (l), (m), (n) and (o) are collectively referred to herein as the “Transaction Documents.”

A-1-2

(p) Evidence that the Securities have been duly executed by the Company and duly authenticated on behalf of the Trustee.

(q) The certificates of various corporate officers delivered by the Company and the Guarantors to you on the date hereof.

(r) The Certificate of the Trustee delivered to you on the date hereof.

(s) The Amended and Restated Credit Agreement, dated as of April 22, 2016, by and among the Company, the certain subsidiaries of the Company party thereto, as borrowers and guarantors, a syndicate of financial institutions party thereto, SunTrust Bank, as administrative agent and swingline lender, and SunTrust Robinson Humphrey, Inc. and U.S. Bank National Association as joint lead arrangers and bookrunners (as so amended, the “Credit Agreement”).

(t) An Officer’s Certificate of the Company, dated the date hereof with respect to certain matters under the Investment Company Act of 1940, as amended (the “Officer’s Certificate”).

(u) The Factual Certificate of the Company, dated the date hereof (the “Factual Certificate”).

(v) The Compliance Certificate of the Company, dated the date hereof (the “Compliance Certificate”).

(w) Such other instruments, corporate records, certificates, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

Opinions

Based upon such examination and having regard for legal considerations which we deem relevant, we are of the following opinions:

(i) The Registration Statement became effective upon the filing thereof under the Securities Act of 1933, as amended (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”); the Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on December 7, 2017 and December 7, 2017, respectively; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to our knowledge, threatened by the Commission.

(ii) The Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules therein) comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”).

A-1-3

(iii) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware.

(iv) The Company has corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Time of Sale Information and the Prospectus.

(v) Each Covered Guarantor has been duly organized or incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has all corporate or limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in Time of Sale Information and the Prospectus.

(vi) All of the issued and outstanding capital stock or other equity interests of each of the Guarantors are owned by the Company, directly or through subsidiaries.

(vii) The Company and each of the Covered Guarantors have the corporate or limited liability company power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of such Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(viii) The Base Indenture has been duly authorized, executed and delivered by the Company and the Seventh Supplemental Indenture has been duly authorized, executed and delivered by the Company and each of the Covered Guarantors. The Base Indenture, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, and, assuming due execution and delivery thereof by the Trustee, the Seventh Supplemental Indenture constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Covered Guarantors in accordance with their respective terms. The Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(ix) The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

(x) The Guarantees have been duly authorized, executed and issued by the Covered Guarantors and, assuming due authentication of the Securities by the Trustee and upon payment for and delivery of the Securities in accordance with the Underwriting Agreement and assuming due authorization, execution and issuance by Guarantors that are not Covered Guarantors, will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture.

A-1-4

(xi) The Securities, the Guarantees and the Indenture conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(xii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Covered Guarantors.

(xiii) The execution, delivery and performance by the Company and each of the Covered Guarantors of each of the Transaction Documents, to which it is a party, the issuance and sale of the Securities, the issuance of the Guarantees issued by the Covered Guarantors and compliance by the Company and each of the Covered Guarantors with the terms thereof and the consummation of the transactions contemplated by such Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party that has been (i) filed pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K of the Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 24, 2016 or the Company’s Quarterly Reports on Form 10-Q for the three months ended December 24, 2016, March 25, 2017 and June 24, 2017, or (ii) described as a “material definitive agreement” (pursuant to Item 1.01 of Form 8-K) in any Current Report on Form 8-K filed by the Company between June 24, 2017 and the Closing Date (collectively, the “Contractual Obligations”).

(xiv) The execution, delivery and performance by the Company and each of the Covered Guarantors of each of the Transaction Documents, to which it is a party, the issuance and sale of the Securities (including the Guarantees issued by the Covered Guarantors) and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which the Company or the Covered Guarantors are a party will not result in (i) any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any Covered Guarantor or (ii) the violation of any applicable law or statute or rule or regulation or, to our knowledge, any judgment or order of any court or arbitrator or governmental or regulatory authority, except, in the case of this clause (ii), for any such violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xv) No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority, or to our knowledge, any court or arbitrator, is required for the execution, delivery and performance by the Company or each of the Covered Guarantors of any of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees by the Covered Guarantors and compliance by the Company and the Covered Guarantors with the terms thereof and the consummation of the transactions contemplated by such Transaction Documents, except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

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(xvi) To our knowledge, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property, right or asset of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to our knowledge, threatened or contemplated by any governmental or regulatory authority or threatened by others.

(xvii) The statements in the Preliminary Prospectus and Prospectus under the headings “U.S. Federal Income Tax Consequences”, “Description of Certain Indebtedness” and “Description of Notes,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions with respect thereto, or summaries of certain terms of documents referred to therein, fairly summarize the matters described therein, or the terms of such documents, in all material respects; and, to our knowledge, there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(xviii) Each of the Company and the Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(xix) The documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein), when they were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

Other Matters

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the Company’s accountants and with representatives of the Underwriters and their counsel concerning the Registration Statement, the Time of Sale Information and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not been engaged to or undertaken to independently verify, and assume no responsibility for, the accuracy, completeness or fairness of such statements and have made no independent check or verification thereof (other than as specified herein). Although we did not actively participate in the preparation of any of the documents incorporated by reference in the Time of Sale Information or the Prospectus, we reviewed such documents and met in conferences with representatives of the Company and its accountants and representatives of the Underwriters during which portions of such documents and related matters were discussed. Subject to the foregoing and on the basis of the information we gained in performing the services referred to above, we confirm to you as a matter of fact and not opinion that nothing has come to our attention to cause us to believe (A) that the Registration Statement as of its Effective Date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material

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fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Time of Sale Information (including the documents incorporated by reference therein but excluding statements in such documents which are deemed not to be so incorporated at such date pursuant to Rule 412 promulgated under the Securities Act) at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) that the Prospectus (including the documents incorporated by reference therein but excluding statements in such documents which are deemed not to be so incorporated at such date pursuant to Rule 412 promulgated under the Securities Act) as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, supporting schedules and other financial information derived therefrom, included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus). As used herein, (a) the term “Time of Sale” means 3:10 PM (Eastern time (U.S.)) on December 7, 2017 and (b) the term “Effective Date” means December 7, 2017, which is the earlier of the date the Prospectus was first used or the date of the Time of Sale, which therefore is the date as of which the Prospectus is deemed to be part of and included in the Registration Statement pursuant to Rule 430B(f) under the Securities Act.

Assumptions and Qualifications

With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, factual matters, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) except as specifically covered in the opinions set forth above, the due authorization, execution, and delivery on behalf of the respective parties thereto (including each of the Guarantors that is not a Covered Guarantor) of documents referred to herein and the legal, valid, and binding effect thereof on such parties; (e) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions; and (f) there has not been any mutual mistake of fact, fraud, duress or undue influence. In rendering our opinion in paragraph (xiii) above with respect to Contractual Obligations, we have assumed that the agreements not governed under New York or California law will be interpreted and enforced in accordance with their plain meaning; and we have not reviewed the covenants in the Contractual Obligations that contain financial ratios or other similar financial restrictions, and no opinion is provided with respect thereto.

Whenever a statement herein is qualified by the phrase “known to us,” “to our knowledge” or similar phrases, it is intended to indicate that, during the course of our representation of the Company in this transaction, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys presently in this firm who have rendered legal services in connection with the representation described in first two paragraphs of this opinion letter. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company or its affiliates.

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Our opinion that any document is valid, binding, or enforceable in accordance with its terms is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally;

(b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith, and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(c) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, liquidated damages or an increase in interest rate upon delinquency in payment or the occurrence of any event of default;

(d) applicable laws limiting unreasonable restraints on the alienation of property; and

(e) rights to indemnification and contribution which may be limited by applicable law or equitable principles or otherwise unenforceable against public policy.

With respect to our opinion in paragraph (i) above relating to no order suspending the effectiveness of the Registration Statement and no objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto, we have relied solely on the http://www.sec.gov/litigation/stoporders.shtml webpage of the Commission’s website (http://www.sec.gov) as of [9:00] a.m. Eastern Time on the date hereof. With respect to our opinion in paragraph (xvi) above, please note that we have not conducted searches of the dockets of any court or administrative agency whatsoever.

Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that might be pending against the Company or any of its subsidiaries.

In rendering the opinions set forth in paragraphs (iii), (iv) and (v) above, we have, with your permission, relied solely and exclusively on our review of the Constituent Documents. In addition, note that we have not obtained tax good standing certificates for the Company and no opinion is provided with respect to tax good standing of the Company.

In giving the opinions in paragraph (vi) above, we have, with your permission, relied solely and exclusively on our review of the stock records or similar ownership records of each of the Company and the Guarantors and the Factual Certificate. We have made no independent examination of such matters.

Our opinion in paragraph (x) is qualified by, and subject to, the matters disclosed in the Prospectus under the caption, “Risks Relating to the Notes—Federal and state statutes allow courts, under specific circumstances, to void the notes and/or the note guarantees, and if that occurs, you may not receive any payments on the notes.”

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In addition, we express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any vaguely or broadly stated waiver, including without limitation, the waivers of diligence, presentment, demand, protest or notice; (ii) any waivers or consents (whether or not characterized as a waiver or consent) relating to the rights of the Company or any Guarantor or duties owing to the Company or any Guarantor existing as a matter of law, including without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents are found by courts to be against public policy or which are ineffective pursuant to New York statutes and judicial decisions; (iii) covenants to the extent they are construed to be independent requirements as distinguished from conditions that may trigger a default; or (iv) any waivers of any statute of limitations to the extent such waivers are in excess of four years beyond the statutory period.

With respect to our opinion in paragraph (xiv), the phrase “will not result in...the violation of any applicable law or statute or rule or regulation or, to our knowledge, any judgment or order of any court or arbitrator or governmental or regulatory authority” means that such execution, delivery and performance by the Company and the Covered Guarantors is neither prohibited by, nor subjects the Company or any Covered Guarantor to, a fine, penalty or similar sanction that would be materially adverse to the Company, the Covered Guarantors and their respective subsidiaries, considered as one entity, under any federal, California, New York or Delaware statute or regulation that a lawyer in California or New York exercising customary professional diligence would reasonably recognize to be directly applicable to the Company or any Covered Guarantor, the transactions contemplated pursuant to the Underwriting Agreement, or both.

In rendering the opinions in paragraphs (ii) and (xix) above, we have necessarily assumed that the information contained in the documents referred to is accurate and complete in all respects.

In rendering the opinion in paragraph (xviii) above, as to factual matters, we have, with your permission, relied solely and exclusively on the representations made by the Company. We have made no independent examination of such matters.

We express no opinion as to the enforceability of provisions of the Indenture providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

We express no opinion as to matters of law other than (i) the laws of the State of California, (ii) the laws of the State of New York, (iii) the federal laws of the United States, and (iv) the General Corporation Law of the State of Delaware (the “DGCL”). We are not licensed to practice law in the State of Delaware, and our opinions herein as to such law are based solely on our review of the text of the DGCL as set forth in the Delaware Corporation Laws Annotated, 2016-2017 Edition, published by Lexis Nexis (the “Delaware Laws”), and the reported Delaware decisions interpreting the DGCL. We also express no opinion as to the enforceability of choice of law provisions in the documents described herein.

Finally, we note that our opinions are based upon current statutes, rules, regulations, cases and official interpretive opinions, and cover certain items that are not directly or definitively addressed by such authorities.

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Use of Opinion

This opinion letter is solely for the benefit of the several Underwriters in connection with the transaction covered by the first two paragraphs of this opinion letter and may not be relied upon, used, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

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SCHEDULE A

Guarantors

Subsidiary	State of Incorporation or Organization
All-Glass Aquarium Co., Inc.	Wisconsin
Aquatica Tropicals, Inc.	Delaware
B2E Biotech,, LLC	Delaware
B2E Corporation	New York
B2E Microbials, LLC	Delaware
B2E Manufacturing, LLC	Delaware
Blue Springs Hatchery, Inc.	Delaware
Farnam Companies, Inc.	Arizona
Florida Tropical Distributors International, Inc.	Delaware
Four Paws Products, Ltd.	New York
FourStar Microbial Products, LLC	Delaware
Gro Tec, Inc.	Georgia
Gulfstream Home & Garden, Inc.	Florida
Hydro-Organics Wholesale	California
IMS Southern, LLC	Utah
IMS Trading, LLC	Utah
K&H Manufacturing, LLC	Delaware
Kaytee Products Incorporated	Wisconsin
Matson, LLC	Washington
Midwest Tropicals LLC	Utah
New England Pottery, LLC	Delaware
NEXGEN Turf Research, LLC	Oregon
Pennington Seed, Inc.	Delaware
Pets International, Ltd.	Illinois
Quality Pets, LLC	Utah
Segrest Inc.	Delaware
Segrest Farms, Inc.	Delaware
Sun Pet, Ltd.	Delaware
T.F.H. Publications, Inc.	Delaware
Wellmark International	California

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SCHEDULE B

Covered Guarantors

Subsidiary	State of Incorporation or Organization
Pennington Seed, Inc.	Delaware
T.F.H. Publications, Inc.	Delaware
Wellmark International	California

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Annex A-2

Form of Opinion of Counsel for Guarantors

organized in the States of Wisconsin, Arizona and Georgia

December 14, 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representative of the several underwriters

    listed in Schedule 1 to the Underwriting Agreement

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

We have acted as special Wisconsin counsel for Kaytee Products Incorporated, a Wisconsin corporation (the “Wisconsin Subsidiary”), in connection with the issuance and sale by Central Garden & Pet Company, a Delaware corporation (“Central”), of its 5.125% Senior Notes due 2028 (the “Notes”), which are guaranteed by the Wisconsin Subsidiary and certain other Guarantors (as defined below). This opinion is furnished to you, at the request of the Wisconsin Subsidiary, pursuant to Section 6(h) of the Underwriting Agreement, dated December 7, 2017 (the “Underwriting Agreement”), among Central, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed in Schedule 1 thereto (the “Underwriters”).

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction, of the following documents all of which have been delivered or made available to you:

a. The Articles of Incorporation of the Wisconsin Subsidiary, as certified by the Secretary of the Wisconsin Subsidiary (“Articles of Incorporation”);

b. The Bylaws of the Wisconsin Subsidiary, as certified by the Secretary of the Wisconsin Subsidiary (the “Bylaws”);

c. The Unanimous Written Consent of the Board of Directors of the Wisconsin Subsidiary, dated December [    ], 2017, certified by the Secretary of the Wisconsin Subsidiary;

d. A Certificate of Status relating to the Wisconsin Subsidiary, issued by the Department of Financial Institutions of the State of Wisconsin dated December [    ], 2017 (the “Certificate of Status”);

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e. A Secretary’s Certificate of the Wisconsin Subsidiary, dated as of the date hereof, certifying, among other matters, as to the incumbency of certain officers of the Wisconsin Subsidiary;

f. An executed copy of the Indenture, dated March 8, 2010 (the “Indenture”), by and between Central and Wells Fargo Bank, National Association, as trustee (the “Trustee”);

g. An executed copy of the Seventh Supplemental Indenture, dated as of December 14, 2017 (the “Seventh Supplemental Indenture”), by and among Central, several wholly-owned direct or indirect subsidiaries of Central party thereto (the “Guarantors”), including the Wisconsin Subsidiary, and the Trustee;

h. An executed copy of the Guarantee of the Wisconsin Subsidiary, dated as of December 14, 2017 (the “Guarantee”);

i. An executed copy of the Underwriting Agreement;

j. The final Prospectus Supplement dated December 7, 2017, (the “Prospectus Supplement”); and

k. Such other documents, records, certificates and instruments of public officials and certificates of officers or other representatives of the Wisconsin Subsidiary as we have deemed necessary or appropriate for purposes of rendering the opinions set forth below.

The documents described in (g), (h) and (i) are referred to herein as the “Transaction Documents.”

In rendering this opinion, we have assumed, without investigation, verification or inquiry, (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and (iii) the truth, accuracy and completeness (without independent investigation or verification) as of the date hereof as to factual matters of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed in connection with rendering the opinions set forth herein.

In rendering the opinions set forth herein, we have also assumed that all parties (other than the Wisconsin Subsidiary) had, have or will have all requisite power and authority to execute and deliver the Transaction Documents and all other agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties (other than the Wisconsin Subsidiary) of the Transaction Documents and all other agreements, documents, instruments and certificates and the validity and binding effect and enforceability thereof against all parties in accordance with their respective terms. In rendering the opinions set forth herein concerning the valid existence and good standing (as defined in Paragraph 1, below) of the Wisconsin Subsidiary, we have relied exclusively upon the Certificate of Status for the Wisconsin Subsidiary.

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Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Wisconsin Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin meaning that the Wisconsin Subsidiary has filed its most recent required annual report and has not filed articles of dissolution with the Department of Financial Institutions, and has all corporate power and authority necessary to own or hold its properties and to conduct its business in which it is engaged as described in the Prospectus Supplement.

2. The Wisconsin Subsidiary has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder, and all necessary corporate action required to be taken by the Wisconsin Subsidiary for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

3. The Transaction Documents have been duly authorized, executed and delivered by the Wisconsin Subsidiary.

4. The execution, delivery and performance by the Wisconsin Subsidiary of each of the Transaction Documents, the issuance of the Guarantee by the Wisconsin Subsidiary and compliance by the Wisconsin Subsidiary with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (a) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Wisconsin Subsidiary or (b) to our knowledge, result in the violation of any applicable law, statute or regulation of the State of Wisconsin.

5. No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority of the State of Wisconsin or, to our knowledge, any Wisconsin court or arbitrator, is required for the execution, delivery and performance by the Wisconsin Subsidiary of each of the Transaction Documents to which it is a party, compliance by the Wisconsin Subsidiary with the terms of the Securities (as defined in the Underwriting Agreement) and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriters.

The foregoing opinions are subject to the limitation and qualification that wherever we indicate that our opinion with respect to the existence or absence of facts is “to our knowledge” or the like, our opinion is, with your permission, based solely on the current conscious awareness of facts or other information of the attorneys currently with our firm who have been involved in representing the Wisconsin Subsidiary in connection with the preparation of this opinion. However, we have not undertaken any independent investigation or review to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Wisconsin Subsidiary.

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The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply and we express no opinion regarding the laws of any other jurisdiction.

The opinions set forth herein are given as of the date hereof, and are intended to apply only to those facts and circumstances that exist as of the date hereof. We assume no obligation or responsibility to update or supplement our opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or is implied beyond the matters expressly contained herein. Except as expressly set forth herein, this opinion is being provided solely for the purpose of complying with the requirements of Section 6(h) of the Underwriting Agreement, and is being rendered solely for the benefit of the Underwriters. Except as expressly set forth herein, this opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority without our approval.

Very truly yours,

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December 14, 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

As Representative of the initial

underwriters listed in Schedule 1 to the

Underwriting Agreement

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Description of Representation

We have acted as special Arizona counsel for Farnam Companies, Inc., an Arizona corporation (“Farnam”), in connection with the issuance and sale by Central Garden & Pet Company, a Delaware corporation (“Central”), of its 5.125% Senior Notes due 2028 (the “Notes”), which are guaranteed by Farnam pursuant to a guarantee (the “Guarantee”), delivered by Farnam and certain other Guarantors (as defined below). This opinion is furnished to you, at the request of Farnam, pursuant to Section 6(h) of the Underwriting Agreement, dated December 7, 2017 (the “Underwriting Agreement”), among Central, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed in Schedule 1 thereto (together, the “Underwriters”). Capitalized terms used, but not defined in this letter, will have the meanings given such terms in the Underwriting Agreement.

Materials Examined

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction of the following documents all of which have been delivered or made available to you:

a. The Articles of Incorporation of Farnam, as certified by the Secretary of Farnam;

b. The Amended and Restated Bylaws of Farnam, as certified by the Secretary of Farnam;

c. Unanimous Written Consent of the Board of Directors of Farnam, dated as of December [    ], 2017, as certified by the Secretary of Farnam;

d. A Good Standing Certificate relating to Farnam, issued by the Arizona Corporation Commission and dated December [    ], 2017 (the “Good Standing Certificate”);

e. A Secretary’s Certificate, dated as of the date hereof, certifying, among other matters, as to the incumbency of certain officers of Farnam;

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f. An executed copy of the Indenture, dated as of March 8, 2010 (the “Indenture”), by and between Central and Wells Fargo Bank, National Association, as trustee (the “Trustee”);

g. An executed copy of the Seventh Supplemental Indenture, dated as of December 14, 2017 (the “Supplemental Indenture”), by and among Central, several wholly-owned direct or indirect subsidiaries of Central party thereto, including Farnam (together, the “Guarantors”), and the Trustee;

h. An executed copy the Guarantee;

i. An executed copy of the Underwriting Agreement;

j. The registration statement on Form S-3 filed by Central, Farnam and the other co-registrants on December 7, 2017 (File No. 333-221935) (the “Registration Statement”);

k. The final Prospectus Supplement dated December 7, 2017 (the “Prospectus Supplement”); and

l. Such other documents, records, certificates and instruments of public officials and certificates of officers or other representatives of Farnam as we have deemed necessary or appropriate for purposes of rendering the opinions set forth below.

The documents described in (g), (h), and (i) are referred to herein as the “Transaction Documents.”

Opinions

Based on the foregoing, having regard for legal considerations that we deem relevant, and subject to the further assumptions, limitations and qualifications set forth below, it is our opinion that:

1. Farnam has been duly organized and is validly existing and in good standing under the laws of the State of Arizona, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectus Supplement.

2. Farnam has the corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

3. The applicable Transaction Documents have been duly authorized, executed and delivered by Farnam.

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4. The execution, delivery and performance by Farnam of each of the Transaction Documents, the issuance of the Guarantee issued by Farnam, and compliance by Farnam with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (a) result in any violation of the provisions of the Articles of Incorporation or Amended and Restated Bylaws of Farnam, or (b) to our knowledge, result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of this clause (b), for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

5. No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority, or to our knowledge, any court or arbitrator, is required for the execution, delivery and performance by Farnam of each of the Transaction Documents to which it is a party, compliance by Farnam with the terms of the Notes, and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Notes by the Underwriters.

Assumptions, Qualifications and Exceptions

In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, including all such documents executed by Farnam, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) as of the date hereof as to factual matters of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed in connection with rendering the opinions set forth above, (iv) assumed that each natural person executing a document has sufficient legal competency to do so, and (v) assumed that the parties to the Transaction Documents (other than Farnam) will obtain all consents and approvals that may be required in the future for the performance of their respective obligations under the Transactions Documents. In rendering the opinions set forth above, we have assumed that all parties (other than Farnam) had, have or will have all requisite power and authority to execute and deliver the Indenture, the Supplemental Indenture and the Underwriting Agreement, and all other agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties (other than Farnam) of the Indenture, the Supplemental Indenture, the Underwriting Agreement, and all such other agreements, documents, instruments and certificates and the validity, binding effect and enforceability thereof against all parties in accordance with their respective terms. As to all facts material to the opinion expressed herein, we have relied solely upon (without independent investigation or verification) statements and representations and warranties of officers and other representatives of Farnam and others.

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Certain Limitations and Qualifications

Whenever a statement herein is qualified by the phrase “to our knowledge,” it is intended to indicate that, during the course of our representation of Farnam in connection with the transactions contemplated by the Underwriting Agreement, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Farnam.

In giving the opinion expressed in paragraph 1 above with respect to the good standing of Farnam, we have relied solely on the Good Standing Certificate.

We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Arizona. With respect to Arizona law, our opinions are as to what the law is or might reasonably be expected to be at the date hereof, and we assume no obligation to revise or supplement this opinion due to any change in the law by legislative action, judicial decision or otherwise. We express no opinion as to (i) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and political subdivisions (whether created or enabled through legislative action at the federal, state, regional or local level), (ii) the applicable jurisdiction’s choice-of-law statutes, rules and principles, (iii) the operation of any asset or property, and (iv) statutes, laws, rules and regulations relating to (a) pollution or protection of the environment, (b) zoning, land use, building or construction, (c) operation of any asset or property, (d) labor, employment, employee rights and benefits, or occupational safety and health, (e) utility regulation or regulation of matters pertaining to the acquisition, transportation, transmission, storage or use of energy sources used in connection therewith or generated thereby, (f) antitrust, (g) taxation and (h) securities laws, in each case with respect to each of the foregoing, (x) as interpreted, construed or enforced pursuant to any judicial, arbitral or other decision or pronouncement, (y) as enacted, promulgated or issued by, or otherwise existing in effect in, any jurisdiction, including, without limitation, any State of the United States of America and the United States of America, and (z) including, without limitation, any and all authorizations, permits, consents, applications, licenses, approvals, filings, registrations, publications exemptions and the like required by any of them. We do not render any opinion with respect to any matters other than those expressly set forth above in the numbered paragraphs 1 through 5.

Use of Opinion

This opinion letter addresses the legal consequences of only the facts existing or assumed as of the date hereof. The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. Nothing in this opinion letter creates or is intended to create any obligation, undertaking or responsibility to (i) amend or supplement this opinion as facts and circumstances come to our attention or changes in the law occur that could affect such opinions, (ii) file or record any documents, prepare or file any amendments or modifications, or (iii) take any other steps or actions whatsoever after the date of this opinion letter. Except as specifically

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provided herein, this opinion letter is solely for your benefit in connection with the transaction described in the first paragraph of this letter and may not be relied upon or used by, circulated, quoted, or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Orrick, Herrington & Sutcliffe LLP may rely on this opinion in connection with any opinions given by it in connection with the transaction, including to the Underwriters under the Underwriting Agreement and the Trustee under the Indenture and the Supplemental Indenture.

Very truly yours,

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December 14, 2017

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated,

As Representative of the several Underwriters

Listed in Schedule 1 to the Underwriting Agreement

One Bryant Park

New York, New York 10036

Re: Senior Note Guarantee by Gro Tec, Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 6(h) of the Underwriting Agreement, dated December 7, 2017 (the “Underwriting Agreement”), by and among Central Garden & Pet Company (the “Central”), the subsidiary guarantors of Central listed on Schedule A to the Underwriting Agreement (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed on Schedule 1 thereto (the “Underwriters”).

We have acted as special Georgia counsel to Gro Tec, Inc., a Georgia corporation (the “Company”), solely for the purpose of rendering an opinion in connection with the issuance by the Company of a guarantee (the “Guarantee”) relating to the sale to the Underwriters of $300,000,000 aggregate principal amount of 5.125% Senior Notes due 2028 (the “Notes”) to be issued by Central in accordance with the terms of the Underwriting Agreement.

The Notes and the Guarantee will be issued under and pursuant to the base indenture, dated as of March 8, 2010 (the “Base Indenture”), between Central, as issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of December 7, 2017, among Central, other direct and indirect subsidiaries, including the Company, as guarantors (the “Guarantors”), and the Trustee (the “Seventh Supplemental Indenture”, together with the Base Indenture, shall hereinafter be referred to as the “Indenture”).

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction of the following documents all of which have been delivered or made available to you:

(a)	The Articles of Incorporation of the Company, as amended, as certified by the Secretary of the Company (the “Articles of Incorporation”);

(b)	The Bylaws of the Company, as amended, as certified by the Secretary of the Company (the “Bylaws”);

(c)	A Certificate of Existence relating to the Company, issued by the Secretary of State of the State of Georgia dated November 3, 2017 (the “Certificate of Existence”);

(d)	A Secretary’s Certificate, dated as of the date hereof, certifying, among other matters, as to the incumbency of certain officers of the Company;

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(e)	Resolutions adopted by the Board of Directors of the Company pertaining to the authorization, issuance, execution and delivery of the Underwriting Agreement, the Seventh Supplemental Indenture and the Guarantee issued pursuant to the Indenture, certified by the Secretary of the Company;

(f)	The registration statement on Form S-3/ASR filed by the Company on December 14, 2017, File No. 333-221935 (the “Registration Statement”);

(g)	The Prospectus, dated December 7, 2017 (the “Base Prospectus”), and the preliminary Prospectus Supplement, dated December 7, 2017, relating to the sale of the Securities (together with the Base Prospectus, the “Preliminary Prospectus”);

(h)	The Pricing Term Sheet filed under Rule 433 of the Securities Act on December 7, 2017 (the “Issuer Free Writing Prospectus” and, together with the Preliminary Prospectus, the “Time of Sale Information”);

(i)	An executed copy of the Base Indenture;

(j)	An executed copy of the Underwriting Agreement;

(k)	An executed copy of the Seventh Supplemental Indenture; and

(l)	An executed copy of the Guarantee.

The documents listed in items (j)-(l) above are herein sometimes collectively referred to as the “Transaction Documents.”

We have also examined such other documents, records, certificates and instruments of public officials and certificates of officers or other representatives of the Company as we have deemed necessary or appropriate for purposes of rendering the opinions set forth below.

The opinions expressed below are limited to the published constitutions, treaties, laws, rules, regulations or judicial or administrative decisions of State of Georgia, in effect as at the date hereof, and the facts and circumstances as they exist on the date hereof, and we express no opinion herein as to the laws, or as to matters governed by the laws, of any other jurisdiction.

Based and relying upon and subject to the foregoing, we are of the opinion that as at the date hereof:

1. The Company is a corporation validly existing and, solely based on the Certificate of Existence, in good standing under the laws of the State of Georgia.

2. The Company has the requisite corporate power to execute and deliver each of the Transaction Documents and to perform its obligations thereunder.

3. The Company has duly authorized the execution and delivery of each of the Transaction Documents and the performance of its obligations thereunder by all necessary corporate action on the part of the Company required to be taken by the Company and the Transaction Documents have been duly executed and delivered by the Company in accordance with the law of Georgia.

4. The execution, delivery and performance by the Company of each of the Transaction Documents and the issuance of the Guarantee by the Company and compliance by the Company with the terms thereof will not (a) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or (b) to our knowledge, result in the violation of any applicable law, statute or regulation of the State of Georgia to which the Company is subject or of any order known to us issued pursuant to any applicable law, statute or regulation of the State of Georgia by any court or governmental agency or body having jurisdiction over the Company or any of its properties.

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5. No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority of the State of Georgia or, to our knowledge, any Georgia court or arbitrator, is required for the execution and delivery by the Company of each of the Transaction Documents to which it is a party, the issuance of the Guarantee by the Company, the compliance by the Company with all of the provisions of the Transaction Documents to which it is a party and for the consummation by the Company of the transactions provided for in the Transaction Documents, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities laws in connection with the issuance of the Guarantee by the Company.

In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) as of the date hereof as to factual matters of the information, representations, warranties and statements contained in the records, documents, instruments and certificates that are the subject of the opinions set forth above or on which the opinions set forth above are based. In rendering the opinions set forth above, we have assumed that all parties (other than the Company) had, have or will have all requisite power and authority to execute and deliver the Transaction Documents, and all other agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties (other than the Company) of the Transaction Documents, and all such other agreements, documents, instruments and certificates that are the subject of the opinions set forth above or on which the opinions set forth above are based, and the validity, binding effect and enforceability thereof against such parties (other than the Company) in accordance with their respective terms. As to all facts material to the opinion expressed herein, we have relied solely upon (without independent investigation or verification) statements and representations and warranties of officers and other representatives of the Company, public officials and others.

Whenever any opinion or confirmation of fact set forth in this opinion letter is qualified by the words “to our knowledge,” “known to us” or other words of similar meaning, the quoted words mean the current awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. “Primary lawyer group” means the lawyer who signs this opinion letter and, solely as to information relevant to an opinion or confirmation issue, any lawyer in this law firm who is primarily responsible for providing the response concerning the particular issue. Except to the extent expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

In giving the opinion expressed in paragraph 1 above with respect to the valid existence of the Company, we have relied solely on the Certificate of Existence.

This opinion is limited to the laws of the State of Georgia, excluding local laws of the State of Georgia (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of Georgia and judicial decisions to the extent they deal with any of the foregoing), as in effect on the date hereof. We do not express any opinion as to any other law.

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This opinion letter addresses the legal consequences of only the facts existing or assumed as of the date hereof. The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. We have not undertaken to determine, or to inform any person of, the occurrence or non-occurrence of any such actions, events, or changes. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

This opinion letter is delivered solely for the benefit of the several Underwriters in connection with the Transaction Documents and the transactions provided for therein and may not be quoted in whole or in part, referred to, filed with any governmental agency or otherwise used or relied upon by any other person or for any other purpose without our prior written consent.

Sincerely,

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Annex B

Time of Sale Information

Pricing Term Sheet, dated December 7, 2017, substantially in the form of Annex C.

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Annex C

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated December 7, 2017 and the Prospectus dated December 7, 2017

Registration Statement No. 333-221935

Dated: December 7, 2017

Central Garden & Pet Company

Pricing Term Sheet

Issuer:	Central Garden & Pet Company

Security description:	Senior Notes due 2028

Aggregate principal amount:	$300,000,000

Gross proceeds:	$300,000,000

Maturity date:	February 1, 2028

Coupon:	5.125%

Issue price:	100.000%, plus accrued and unpaid interest from December 14, 2017, if any

Yield to maturity:	5.125%

Interest payment dates:	February 1 and August 1, commencing August 1, 2018

Optional redemption:	Make-whole call at T+50 bps prior to January 1, 2023

On or after January 1, 2023, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest:

On or after:	Price:
January 1, 2023	102.563%
January 1, 2024	101.708%
January 1, 2025	100.854%
January 1, 2026 and thereafter	100.000%

Optional redemption with equity proceeds:	Prior to January 1, 2021, up to 35% at a redemption price equal to 105.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon

Change of control:	Putable at 101% of the principal amount, plus accrued and unpaid interest

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Trade date:	December 7, 2017

Settlement:

December 14, 2017 (T+5)

We expect to deliver the notes against payment therefor on or about December 14, 2017, which is expected to be the fifth business day following the pricing of the notes (such settlement being referred to as “T+5”). Pursuant to Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing and on the next two succeeding business days should consult their own advisors.

CUSIP/ISIN:	153527 AM8 / US153527AM88

Legal format:	SEC registered

Denominations/multiple:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-running managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

SunTrust Robinson Humphrey, Inc. BMO Capital Markets Corp.

Co-managers	Wells Fargo Securities, LLC Credit Suisse Securities (USA) LLC

This communication is intended for the sole use of the person to whom it is provided by us.

The issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322, SunTrust Robinson Humphrey, Inc. at (404) 439-7512 or BMO Capital Markets Corp. at (212) 702-1882.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or other notice was automatically generated as a result of this communication being sent with Bloomberg or another email system.

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